Exhibit 99.10b
                        Consent of Independent Auditors
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                                                                   EXHIBIT 10(b)

                       [Letterhead of Ernst & Young LLP]


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report for IL Annuity and Insurance Co. Separate Account 1 dated March 16, 2001 and our report for IL Annuity and Insurance Company dated January 31, 2001, in Post Effective Amendment No. 11 to the Registration Statement (Form N-4 No. 33-89028) and related Statement of Additional Information of IL Annuity and Insurance Co. Separate Account 1 dated April 27, 2001.


                                               /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
April 26, 2001